EXHIBIT 99.1

Simmons First National Corporation Completes Acquisitions and Conversions of Landmark Community Bank and Triumph Bancshares, Inc.

Simmons Bank ranks as the 8th largest bank in Tennessee based on pro forma deposit market share data

PINE BLUFF, Ark., Oct. 12, 2021 (GLOBE NEWSWIRE) -- Simmons First National Corp. (NASDAQ: SFNC) (Simmons or Company) announced today that it has completed the acquisitions of Landmark Community Bank (Landmark) based in Collierville, Tenn., and Triumph Bancshares, Inc. (Triumph), the parent company of Triumph Bank, based in Memphis, Tenn., effective October 8, 2021. Separate definitive agreements to acquire Landmark and Triumph were previously announced on June 7, 2021, with Landmark’s and Triumph’s respective shareholders approving their respective transaction in September 2021.

As a result of the acquisitions, Landmark and Triumph Bank were individually merged into Simmons Bank (the subsidiary bank of Simmons), with Simmons Bank as the surviving institution. Conversion of technology systems and customer accounts for both Landmark and Triumph Bank were simultaneously completed over the Columbus Day holiday weekend, with former Landmark and Triumph Bank branches opening under the Simmons Bank name on Tuesday, October 12.

“We’re very pleased to welcome Landmark and Triumph customers to Simmons Bank and look forward to providing them access to a broader array of products and services delivered by associates focused on ensuring they have an excellent customer experience,” said George A. Makris, Jr., chairman and CEO of Simmons. “The completion of two acquisitions in four short months since we announced the transactions, including receiving regulatory and shareholder approval, converting customer accounts and simultaneously completing systems conversions, while also navigating an ever-changing pandemic environment, is a testament to the talented team we have built at Simmons.”

Under the terms of the respective merger agreements, each share of Landmark common stock was converted into 0.2025568 shares of Simmons common stock (with cash paid in lieu of fractional shares) and approximately $0.29 in cash; and each share of Triumph common stock was converted into 0.9053653 shares of Simmons common stock (with cash paid in lieu of fractional shares) and approximately $0.37 in cash.

With the completion of these acquisitions, Simmons has over $25 billion in assets, nearly $13 billion in loans and nearly $20 billion in total deposits based off of data as of June 30, 2021.

Based on FDIC deposit market share data as of June 30, 2021, prior to the Landmark and Triumph acquisitions, Simmons Bank ranked as the 11th largest bank in Tennessee. On a pro forma basis (including Landmark and Triumph Bank deposits at June 30, 2021), Simmons Bank now ranks as the 8th largest bank in Tennessee, the 7th largest bank in the Memphis MSA and the 14th largest bank in the Nashville MSA based on deposit market share.

Simmons First National Corporation
Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company whose principal subsidiary, Simmons Bank, operates approximately 200 financial centers in Arkansas, Missouri, Tennessee, Texas, Oklahoma and Kansas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was recently named to Forbes magazine’s list of “World’s Best Banks” for the second consecutive year and ranked among the top 30 banks in Forbes’ list of “America’s Best Banks” for 2021. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Forward-Looking Statements
Statements in this press release that are not based on historical facts should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “look forward to,” by future conditional verbs, or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future products and services, lending capacity and lending activity, digital banking initiatives, the Company’s ability to recruit and retain key employees, branch closures and branch sales, and the ability of the Company to manage the impact of the COVID-19 pandemic. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, difficulties in integrating acquired institutions, the effects of the COVID-19 pandemic, including the effectiveness of vaccination efforts and developments with respect to COVID-19 variants, on, among other things, the Company’s operations, liquidity, and credit quality, the effect of steps the Company takes and has taken in response to the COVID-19 pandemic, and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Forward-looking statements regarding the aforementioned mergers and our Company are based on currently available information, and actual results could differ materially from the statements made. Additional information on factors that might affect Simmons’ future performance is included in its Form 10-K for the year ended December 31, 2020 and other filings, which have been filed with and are available from the U.S. Securities and Exchange Commission.

Investor and Media Contact
Ed Bilek
EVP, Director of Investor Relations
ed.bilek@simmonsbank.com
501.263.7483 (office)
205.612.3378 (cell)